EXHIBIT 10.66

AMENDMENT TO EXCLUSIVE FIELD OF USE LICENSE AGREEMENT AND PRODUCT SALE AGREEMENT

This is an Amendment to the Exclusive Field of Use License Agreement dated September 16, 2004 ("Agreement") by and between Tasker Capital Corp., Wynn Starr Special Products, LLC, Pharlo Citrus Technologies, Inc., and Indian River Labs, LLC. This Amendment is effective retroactively to March 18, 2005.

The parties to this Amendment are Tasker Capital Corp. ("Tasker"), Wynn Starr Special Products, LLC, Pharlo Citrus Technologies, Inc. ("PCTI"), Pharlo IP, LLC ("Pharlo IP") and Indian River Labs, LLC ("IRL"). The parties hereby agree to the following changes to the Agreement:

1.    In the first paragraph, replace "Sections 2(b) and 12(g)" with, "Sections 2(b), 4(c) and 11(g), Pharlo IP, LLC ("Pharlo IP") and".

2.    In the second paragraph, delete "and subsequently assigned to Pharlo".

3.    In the third paragraph, replace "Pharlo is the owner of all right, title and interest in and to" with, "Pharlo and Pharlo IP, collectively, own or are exclusively licensed under".

4.    In the fourth paragraph, change the Licensed Territory to "Worldwide".

5.    In Section 4 Royalty Payments, part (c), replace "Pharlo" with "Pharlo IP and PCTI, collectively,".

6.    In Section 10 Identification of Patent, the notice to be affixed to the packaging of each Licensed Product shall read "Licensed under U.S. Patent Nos. 5,989,595 and 6,242,011," adding any future patent numbers as applicable.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers or representatives.

Tasker Capital Corp. By: /s/ James Burns James Burns	Pharlo Citrus Technologies, Inc. By: /s/ David L. Dickinson David L. Dickinson

Wynn Starr Special Products, LLC By: /s/ Steven B. Zavagli Steven B. Zavagli	Pharlo IP, LLC By: /s/ David L. Dickinson David L. Dickinson

Indian River Labs, LLC By: /s/ David L. Dickinson David L. Dickinson